QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

        We consent to the incorporation by reference in this Registration Statement of iSecureTrac Corp. on Form S-8 of our report, dated January 25, 2002, except for (E) and (F) in Note 5 as to which the date is February 22, 2002, included in and incorporated by reference in the Annual Report on Form 10-KSB of iSecureTrac Corp. for the year ended December 31, 2001.

/s/ MCGLADREY & PULLEN, LLP McGladrey & Pullen, LLP Des Moines, Iowa
May 21, 2002

QuickLinks

  EXHIBIT 23.1
INDEPENDENT AUDITOR'S CONSENT